Exhibit 99.1

AMMO, Inc. Reports Second Quarter 2024 Financial Results

SCOTTSDALE, Ariz., November 9, 2023 (GLOBE NEWSWIRE) — AMMO, Inc. (Nasdaq: POWW, POWWP) (“AMMO” or the “Company”), the owner of GunBroker.com, the largest online marketplace serving the firearms and shooting sports industries, and a leading vertically integrated producer of high-performance ammunition and components, today reported results for its second quarter of fiscal 2024, ended September 30, 2023.

Second Quarter Fiscal 2024 vs. Second Quarter Fiscal 2023

●	Net Revenues of $34.4 million
●	Gross profit margin of approximately 24.1% compared to 26.6%
●	Adjusted EBITDA of $1.2 million compared to $5.7 million
●	Net loss of ($7.5) million, compared to a net loss of ($0.8) million
●	Diluted EPS of ($0.07), compared to ($0.01)
●	Adjusted EPS of $0.00, compared to $0.04

GunBroker.com “Marketplace” Metrics – Second Quarter 2024

●	Marketplace revenue of approximately $12.5 million
●	New user growth averaged approximately 26,000 per month
●	Average take rate increased to 6.0% compared to 5.3% in fiscal 2023

Jared Smith, AMMO’s CEO, commented “Our fiscal second quarter was a very difficult quarter for our industry and due to mechanical and supply issues we are roughly one quarter behind where we thought we would be by now. However, we continue to transition our business to a leaner and more profitable operating model and remain focused on addressing operational inefficiencies. With that said, the market is moving very quickly based on recent international and domestic events.

“Events in October have completely flipped the market on its head. We see strong demand for our brass casings and even stronger demand internationally. While we have had delays in bringing the factory on-line, we continue to make investments to secure future predictability, profitability, and capacity. The fundamentals of the industry are improving. Gunbroker.com is starting to see the payoff of payment processing capabilities on the platform as we continue to transition GunBroker.com from an auction house to an Amazon-like model for firearms and accessories,” Mr. Smith concluded.

Second Quarter 2024 Results

The margins in our marketplace segment remain strong and although our gross margins have decreased in our ammunition segment due to the aforementioned operational struggles, we are optimistic on the future performance of this segment. While challenges continue in the market today, the demand for our brass casings remain robust. We are beginning to see positive trends in the demand for our ammunition product and we are seeing the activity on GunBoker.com increase as we enter into our third fiscal quarter.

We are positioned to capitalize on these positive trends given our strong financial position as we have reported $129.5 million in current assets including $49.6 million of cash and cash equivalents, in comparison to $27.6 million in current liabilities. Additionally, we generated $18.2 million in cash from operations through the midpoint of our fiscal year.

We ended the first quarter with total revenues of approximately $34.4 million in comparison to $48.3 million in the prior year quarter. The decrease in revenue was primarily related to a decrease in sales activity from our ammunition segment as a result of the state of the US commercial ammunition market during the reported quarter. Our casing sales, however, which afford us higher gross margins, increased to $6.4 million up from $4.3 million in the prior year period. Our marketplace revenue was $12.5 million, for the reported quarter, compared to $14.6 million in the prior year quarter, which decreased as a result of the current macroeconomic environment impacting our industry as well as others.

Cost of goods sold was approximately $26.1 million for the quarter compared to $35.5 million in the comparable prior year quarter. The decrease in cost of goods sold was related to the decrease in sales volume.

Our gross margin for the quarter was $8.3 million or 24.1% compared to $12.8 million or 26.6% in the prior year period. The decrease in gross profit margin was related to the shift in our sales mix but was also related to higher costs associated with our manufacturing process in our ammunition segment. Primarily, our cost absorption suffered due to the setbacks we experienced in the reported quarter as a result of rifle casing presses going down.

There were approximately $3.9 million of nonrecurring expenses related to legal and professional fees and accruals for contingencies from activities commencing in our 2021 and 2022 fiscal years. There was also $0.9 million of additional stock compensation expense as a result of change in control, and $0.4 million of write-offs incurred in our second fiscal quarter. All of these items, among others, are included as addbacks to Adjusted EBITDA.

For the quarter, we recorded Adjusted EBITDA of approximately $1.2 million, compared to prior year quarter Adjusted EBITDA of $5.7 million.

This resulted in a net loss per share of ($0.07) or adjusted net income per share of $0.00, compared to the prior year period of net loss per share of ($0.01) or adjusted net income per share of $0.04.

We continue to push forward on the improvements to our marketplace, GunBroker.com. We have formally launched OutdoorPay, our payment processing platform, and are in the process of onboarding our userbase to this platform, which will enable us to launch our cart platform soon thereafter.

We repurchased approximately 198,000 shares of our common stock under our repurchase plan in the reported quarter bringing us to just over 1.2 million shares repurchased in total under the plan.

Conference Call

Management will host a conference call at 5:00 PM ET on November 9, 2023, to review financial results and provide an update on corporate developments. Following management’s formal remarks there will be a question-and-answer session.

Participants are asked to preregister for the call at the following link: https://dpregister.com/sreg/10183047/fa923d6953.

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. Those without Internet access or who are unable to pre-register may dial in by calling 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Ammo Inc call.

The conference call will also be available through a live webcast at the following link: which is also available through the company’s website.

https://event.choruscall.com/mediaframe/webcast.html?webcastid=kAqERLpp,

Please join at least 5-10 minutes prior to the scheduled start and follow the operator’s instructions. When requested, please ask for “AMMO, Inc. Second Quarter 2024 Conference Call.”

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona, AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and specialty rounds for military use via government programs. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact:
CoreIR
Phone: (212) 655-0924
IR@ammo-inc.com

AMMO, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	March 31, 2023
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$49,564,868	$39,134,027
Accounts receivable, net	23,030,851	29,346,380
Inventories	53,014,205	54,344,819
Prepaid expenses	3,920,007	5,126,667
Current portion of restricted cash	-	500,000
Total Current Assets	129,529,931	128,451,893

Equipment, net	55,821,414	55,963,255

Other Assets:
Deposits	3,189,518	7,028,947
Patents, net	4,786,022	5,032,754
Other intangible assets, net	117,440,022	123,726,810
Goodwill	90,870,094	90,870,094
Right of use assets - operating leases	1,017,982	1,261,634
TOTAL ASSETS	$402,654,983	$412,335,387

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$19,598,548	$18,079,397
Accrued liabilities	6,250,164	4,353,354
Current portion of operating lease liability	370,980	470,734
Note payable related party	-	180,850
Current portion of construction note payable	265,977	260,429
Insurance premium note payable	1,157,745	2,118,635
Total Current Liabilities	27,643,414	25,463,399

Long-term Liabilities:
Contingent consideration payable	99,302	140,378
Construction note payable, net of unamortized issuance costs	10,830,663	10,922,443
Operating lease liability, net of current portion	744,616	903,490
Deferred income tax liability	349,327	2,309,592
Total Liabilities	39,667,322	39,739,302

Shareholders’ Equity:
Series A cumulative perpetual preferred Stock 8.75%, ($25.00 per share, $0.001 par value) 1,400,000 shares issued and outstanding as of September 30, 2023 and March 31, 2023, respectively	1,400	1,400
Common stock, $0.001 par value, 200,000,000 shares authorized 119,665,700 and 118,562,806 shares issued and 118,460,743 and 118,294,478 outstanding at September 30, 2023 and March 31, 2023, respectively	118,461	118,294
Additional paid-in capital	394,331,516	391,940,374
Accumulated deficit	(29,086,926)	(18,941,825)
Treasury stock	(2,376,790)	(522,158)
Total Shareholders’ Equity	362,987,661	372,596,085
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$402,654,983	$412,335,387

AMMO, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2023	2022	2023	2022

Net Revenues
Ammunition sales(1)	$15,516,589	$29,386,969	$29,622,618	$70,356,852
Marketplace revenue	12,474,716	14,562,694	26,386,918	31,067,640
Casing sales	6,381,081	4,338,896	12,617,425	7,620,093
	34,372,386	48,288,559	68,626,961	109,044,585

Cost of Revenues	26,084,120	35,452,850	46,314,155	78,073,214
Gross Profit	8,288,266	12,835,709	22,312,806	30,971,371

Operating Expenses
Selling and marketing	289,952	1,068,501	585,533	2,976,671
Corporate general and administrative	7,855,624	5,055,699	15,803,187	10,084,996
Employee salaries and related expenses	5,590,035	3,923,700	9,706,315	6,708,798
Depreciation and amortization expense	3,371,802	3,291,322	6,715,845	6,641,678
Total operating expenses	17,107,413	13,339,222	32,810,880	26,412,143
Income/(Loss) from Operations	(8,819,147)	(503,513)	(10,498,074)	4,559,228

Other Income/(Expenses)
Other income	(321,341)	5,098	371,610	198,596
Interest expense	(212,314)	(97,265)	(416,515)	(217,752)
Total other income/(expense)	(533,655)	(92,167)	(44,905)	(19,156)

Income/(Loss) before Income Taxes	(9,352,802)	(595,680)	(10,542,979)	4,540,072

Provision for Income Taxes	(1,857,505)	207,827	(1,954,649)	2,090,552

Net Income/(Loss)	(7,495,297)	(803,507)	(8,588,330)	2,449,520

Preferred Stock Dividend	(782,639)	(782,639)	(1,556,771)	(1,556,771)

Net Income/(Loss) Attributable to Common Stock Shareholders	$(8,277,936)	$(1,586,146)	$(10,145,101)	$892,749

Net Income/(Loss) per share
Basic	$(0.07)	$(0.01)	$(0.09)	$0.01
Diluted	$(0.07)	$(0.01)	$(0.09)	$0.01

Weighted average number of shares outstanding
Basic	118,167,228	116,927,607	117,941,755	116,744,972
Diluted	118,167,228	116,927,607	117,941,755	118,063,619

(1)	Included in revenue for the three months ended September 30, 2023 and 2022 is excise taxes of $1,284,166 and $2,435,051, respectively. Included in revenue for the six months ended September 30, 2023 and 2022 is excise taxes of $2,459,962 and $6,147,392, respectively.

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	For the Six Months Ended September 30,
	2023	2022

Cash flows from operating activities:
Net Income/(Loss)	$(8,588,330)	$2,449,520
Adjustments to reconcile Net Income/(Loss) to Net Cash provided by operations:
Depreciation and amortization	9,293,566	8,594,968
Debt discount amortization	41,626	41,626
Employee stock awards	2,290,746	2,351,438
Stock grants	101,500	91,594
Contingent consideration payable fair value	(41,076)	(25,246)
Allowance for doubtful accounts	1,047,587	934,135
Reduction in right of use asset	243,652	398,033
Deferred income taxes	(1,960,265)	817,310
Changes in Current Assets and Liabilities
Accounts receivable	5,267,942	12,590,905
Due from related parties	-	9,000
Inventories	1,330,614	(9,590,856)
Prepaid expenses	2,262,859	1,130,589
Deposits	3,839,429	2,633,655
Accounts payable	1,519,151	(3,017,415)
Accrued liabilities	1,760,716	(1,295,829)
Operating lease liability	(258,628)	(403,184)
Net cash provided by operating activities	18,151,089	17,710,243

Cash flows from investing activities:
Purchase of equipment	(2,618,205)	(8,405,180)
Net cash used in investing activities	(2,618,205)	(8,405,180)

Cash flow from financing activities:
Proceeds from factoring liability	26,047,370	45,600,000
Payments on factoring liability	(26,047,370)	(45,291,282)
Payments on inventory facility, net	-	(825,675)
Payments on note payable - related party	(180,850)	(334,374)
Payments on insurance premium note payment	(2,017,089)	(1,334,183)
Proceeds from construction note payable	-	1,000,000
Payments on construction note payable	(127,858)	-
Preferred stock dividends paid	(1,420,677)	(1,420,727)
Common stock repurchase plan	(1,855,569)	-
Common stock issued for exercised warrants	-	24,242
Net cash used in financing activities	(5,602,043)	(2,581,999)

Net increase in cash	9,930,841	6,723,064
Restricted cash, beginning of period	500,000	-
Cash, beginning of period	39,134,027	23,281,475
Cash and restricted cash, end of period	$49,564,868	$30,004,539
Restricted cash, end of period	$-	$1,000,000
Cash, end of period	$49,564,868	$29,004,539

(Continued)

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	For the Six Months Ended September 30,
	2023	2022

Supplemental cash flow disclosures:
Cash paid during the period for:
Interest	$375,885	$141,131
Income taxes	$-	$1,302,811

Non-cash investing and financing activities:
Insurance premium note payment	$1,056,199	$2,035,519
Dividends accumulated on preferred stock	$136,094	$136,044
Construction note payable	$-	$9,804,580

Non-GAAP Financial Measures

We analyze operational and financial data to evaluate our business, allocate our resources, and assess our performance. In addition to total net sales, net loss, and other results under accounting principles generally accepted in the United States (“GAAP”), the following information includes key operating metrics and non-GAAP financial measures we use to evaluate our business. We believe these measures are useful for period-to-period comparisons of the Company. We have included these non-GAAP financial measures in this Current Report on Form 8-K because they are key measures we use to evaluate our operational performance, produce future strategies for our operations, and make strategic decisions, including those relating to operating expenses and the allocation of our resources. Accordingly, we believe these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation of GAAP net income to Adjusted EBITDA

	For the Three Months Ended		For the Six Months Ended
	30-Sep-23	30-Sep-22	30-Sep-23	30-Sep-22

Reconciliation of GAAP net income to Adjusted EBITDA
Net Income (Loss)	$(7,495,297)	$(803,507)	$(8,588,330)	$2,449,520
Provision for Income Taxes	(1,857,505)	207,827	(1,954,649)	2,090,552
Depreciation and amortization	4,673,479	4,294,845	9,293,566	8,594,968
Interest expense, net	212,314	97,265	416,515	217,752
Employee stock awards	1,467,949	1,176,375	2,290,746	2,351,438
Stock grants	50,750	43,750	101,500	91,594
Other (income) expense, net	321,341	(5,098)	(371,610)	(198,596)
Contingent consideration fair value	(20,052)	(23,944)	(41,076)	(25,246)
Other nonrecurring expenses(1)	3,867,692	741,131	6,627,418	741,131
Adjusted EBITDA	$1,220,671	$5,728,644	$7,774,080	$16,313,113

1)	For the three and six months ended September 30, 2023, other nonrecurring expenses consist of professional and legal fees that are nonrecurring in nature. For the three and six months ended September 30, 2022, other nonrecurring expenses consist of proxy contest fees.

Reconciliation of GAAP net income to Fully Diluted EPS

	For the Three Months Ended
	30-Sept-23		30-Sept-22
Reconciliation of GAAP net income to Fully Diluted EPS
Net Income/(Loss)	$(7,495,297)	$(0.06)	$(803,507)	$(0.01)
Depreciation and amortization	4,673,479	0.04	4,294,845	0.04
Interest expense, net	212,314	-	97,265	-
Employee stock awards	1,467,949	0.01	1,176,375	0.01
Stock grants	50,750	-	43,750	-
Contingent consideration fair value	(20,052)	-	(23,944)	-
Nonrecurring expenses	3,867,692	0.03	741,131	0.01
Tax effect(1)	(2,319,673)	(0.02)	(1,360,309)	(0.01)
Adjusted Net Income	$437,161	$-	$(803,507)	$0.04

	For the Six Months Ended
	30-Sept-23		30-Sept-22
Reconciliation of GAAP net income to Fully Diluted EPS
Net Income/(Loss)	$(8,588,330)	$(0.07)	$2,449,520	$0.02
Depreciation and amortization	9,293,566	0.08	8,594,968	0.07
Interest expense, net	416,515	-	217,752	-
Employee stock awards	2,290,746	0.02	2,351,438	0.02
Stock grants	101,500	-	91,594	-
Contingent consideration fair value	(41,076)	-	(25,246)	-
Nonrecurring expenses	6,627,418	0.06	741,131	0.01
Tax effect(1)	(4,329,437)	(0.04)	(2,531,771)	(0.02)
Adjusted Net Income	$5,770,902	$0.05	$11,889,386	$0.10

(1)	Tax effects are estimated by applying the statutory rate to each applicable Non-GAAP adjustment.

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2023	2022	2023	2022
Weighted average number of shares outstanding
Basic	118,167,228	116,927,607	117,941,755	116,744,972
Diluted	118,167,228	116,927,607	117,941,755	118,063,619